                                                                EXHIBIT 10.15(a)
                                                                ----------------

                                LEASE AGREEMENT

          THIS LEASE AGREEMENT, is made and entered into on the date or dates set forth below, by and between AMERITECH, with offices located at 722 N. Broadway, Milwaukee, Wisconsin ("LESSOR"), and M&I Data Services, Inc. a Wisconsin corporation ("LESSEE").

                             W I T N E S S E T H:

          IN CONSIDERATION of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

1. PREMISES. LESSOR leases to LESSEE and LESSEE rents from LESSOR, upon the
   --------
following terms and conditions, the space outlined in red on the miniature floor plan attached as Exhibit A and made a part of this Agreement, this area to contain 30,740 square feet ("Premises"), in LESSOR's building located at 7737 South Howell Avenue, Oak Creek, State of Wisconsin ("Building").

          LESSEE understands that the above square footage is only an estimate. LESSEE agrees to allow LESSOR or LESSOR's agents access to the Premises at any reasonable time within the first ninety (90) days after LESSEE first occupies the Premises, for the purpose of taking actual measurements and verifying the square footage. All measurements shall be jointly taken by LESSOR & LESSEE and shall be taken in accord with Building Owners Management Association (B.O.M.A.) standards. When the correct square footage has been ascertained, any rent which has already been paid under this Agreement is subject to adjustment, resulting in either a refund to LESSEE or an additional payment to LESSOR.

          2. PURPOSE. LESSEE shall use the Premises for only the following
             -------
purpose: Data Center and general offices.

          3. LEASE TERM. The term of this Lease shall be for a period of (5)
             ----------
five years and (4) four months commencing on the 1st day of September, 1994, and ending on the 30th day of December 1999, unless sooner terminated in accord with this Agreement.

          3A. OPTION TO CANCEL. LESSEE shall have the right to cancel this
              ----------------
Agreement at any time prior to June 1, 1994 upon at least (30) thirty days written notice to LESSOR of LESSEE's intent to cancel this Lease. Upon execution of this Agreement, LESSEE shall deposit with LESSOR, the sum of $5,000 as an option fee, which shall not be refundable if this option is exercised. In the event this option is not exercised, said option fee shall be a credit against the rent payments owing under the Lease Agreement.

          3B. COMMENCEMENT OF LEASE. LESSEE shall provide LESSOR with at least
              ---------------------
(90) ninety days written notice of LESSEE's intent to commence the term of this Lease Agreement. Such notice shall be given at any time, prior to June 1, 1994, but in no event shall such notice extend beyond June 1, 1994. If LESSEE elects to commence the term of this Lease prior to June 1, 1994, the termination date of this Lease will be changed to reflect the earlier commencement date. Notwithstanding the foregoing, the primary term of this Lease will be for a period of 5 years and 4 months. Provided that LESSEE has provided notice of its intent to commence the term of this Lease, then LESSEE shall be permitted access to the Premises on and after March 11, 1994, for the purpose of installing its equipment and constructing its tenant improvements. Such access during construction shall be rent free.

          3C. EARLY TERMINATION. LESSEE shall have the right to terminate this
              -----------------
Lease at any time after 3 years upon at least (180) one hundred eighty days written notice to LESSOR, and upon a penalty payment as set forth below. LESSEE understands that LESSEE shall be responsible for paying an early termination penalty equal to the unamortized portion of LESSOR's cost to provide separate mechanical/UPS systems for LESSOR's operations. LESSOR's cost is $225,000 and will be amortized over a period of 5 years, using a depreciation rate of 8% annually. LESSEE shall pay the termination payment at the time of termination, in accordance with the schedule below: Notwithstanding the above, in the event that LESSOR elects not to proceed with the separation of the mechanical systems, LESSEE shall not be liable for such early termination penalty.

          after 36 months   $104,736.30      after 48 months   $56,630.44
          after 37 months   $100,872.40      after 49 months   $52,445.78
          after 38 months    $96,982.66      after 50 months   $48,233.24
          after 39 months    $93,067.02      after 51 months   $43,992.60
          after 40 months    $89,125.27      after 52 months   $39,723.63
          after 41 months    $85,157.24      after 53 months   $35,426.31
          after 42 months    $81,162.77      after 54 months   $31,100.30
          after 43 months    $77,141.66      after 55 months   $26,745.44
          after 44 months    $73,093.74      after 56 months   $22,361.55
          after 45 months    $69,018.85      after 57 months   $17,948.44
          after 46 months    $64,916.78      after 58 months   $13,505.91
          after 47 months    $60,787.38      after 59 months    $9,033.77

               3D. RENEWAL OF LEASE. LESSEE shall have the option of renewing
                   ----------------
      this Lease for a period of 5 years, under the same terms and conditions, upon written notice to LESSOR. Such notice shall be given in accordance with Paragraph 29 below, at least 180 days before the expiration of the Lease Term or any extension thereof.

      LESSEE may terminate the Lease at any time without penalty during the renewal period upon at least 180 days written notice to LESSOR.

               3E. FIRST RIGHT OF REFUSAL. LESSEE is hereby granted first right
                   ----------------------
      of refusal to Lease any additional vacant space that may become available in the building. LESSOR shall notify LESSEE of its intent to lease such space. LESSEE shall have thirty (30) days to exercise its right to lease. If LESSOR desires to enter into a lease for any space within the Building, it shall first provide written notice thereof to the LESSEE together with a true, correct and complete description of the material terms of the proposed lease. The LESSEE shall have a period of thirty (30) days after receipt thereof to elect in writing to enter into a lease for said space on the terms set forth therein. If the LESSEE fails to provide written notice of its election to enter into a lease for the space upon said terms and within said thirty (30) day period, then the LESSOR shall be permitted to enter into the proposed lease with the third party, provided that if the proposed lease is not signed within 180 days after the notice to the LESSEE, or if there is a change in any of the terms, the LESSEE'S rights hereunder shall be applicable again.

               3F. OPTION TO PURCHASE. LESSEE shall have an option to purchase
               ----------------------
      this property at any time during the entire term of this lease (original term and any renewal term(s)). The sale price shall be based upon a recent fair market appraisal performed as provided below, but in no event shall the sale price exceed $4,900,000 if notice that the LESSEE desires to exercise this option is given within one (1) year after the commencement date of this Lease.

      LESSOR and LESSEE shall attempt to agree on a MAI appraiser to perform said appraisal and if LESSOR and LESSEE cannot agree on such appraiser within ten (10) days of LESSEE's notice exercising this option, then LESSEE and LESSOR shall each appoint an MAI appraiser and such two appraisers shall appoint a third MAI appraiser and each of the three appraisers shall determine the fair market value of the property. The sales price for the property shall be the average of the two fair market appraisal values with the least difference between them. LESSEE shall have thirty (30) days after receipt of the determination of the sales price to provide written notice to LESSOR cancelling the exercise of the option.

      LESSEE shall give LESSOR one hundred (180) days written notice of LESSEE's intent to purchase the property. The sales price shall be determined within ninety (90) days of receipt of LESSEE'S notice of intent to purchase. LESSEE shall have the option to cancel the exercise of the option within thirty (30) days after receipt by LESSEE of the notice of the sales price.

      The closing shall occur within sixty (60) days after notice of the sales price has been given. The LESSOR shall provide at LESSOR's expense, a title insurance policy issued by a title insurance company licensed to issue title insurance in Wisconsin insuring the LESSEE's fee simple title to the property in the condition required herein in the amount of the sales price. Title to the property shall be conveyed by the LESSOR to the LESSEE by Warranty Deed free and clear of all liens and encumbrances except municipal and zoning ordinances and recorded easements for public utilities serving the property. All income and expenses with respect to the property shall be prorated as of the closing date. With respect to real estate taxes, there shall be no real estate tax proration with respect to the space leased by LESSEE, LESSEE being responsible for said taxes. With respect to the other space in the Building not leased by LESSEE, there shall be a tax proration with respect thereto only to the extent that taxes are assessed against such other property, it being understood that if such other property is tax-exempt, there shall be no real estate tax proration. The LESSEE as owner and the LESSOR as tenant shall enter into a lease agreement for a total of 14,297 square feet of space for LESSOR's telephone switching for a term of up to 20 years (or as otherwise agreed to between the parties) from the date of closing. LESSOR shall pay LESSEE base rent for such space at the annual rate of $7.55 per square foot for the first ten (10) years and for the remaining ten (10) years such rent shall increase annually on each anniversary date of the lease based upon the percentage increase in the then current Consumer Price Index published by the Bureau of Labor. The Index applicable at the end of the 10th year of the Lease shall be compared with the Index available which is closest to the then expiring lease year and each subsequent annual increase in the CPI shall be based upon the difference between the current year CPI Index and the prior year's CPI Index. The other terms of the Lease with LESSOR being the tenant and the LESSEE being the landlord and except that the rights of first refusal, the option to purchase, lease termination, rent abatement, and lease term and commencement provisions shall not be applicable. LESSOR shall pay a prorata share of maintenance and repairs of common areas. LESSOR shall be required to pay real estate taxes with respect to the space leased by the LESSOR only if such space is not tax exempt. LESSOR shall be responsible for its own maintenance, repair and tenant improvements as LESSEE is under this Lease. In addition, LESSEE shall grant to LESSOR a permanent easement for LESSOR to construct an equipment facility to house LESSOR's switching equipment, the plans and location thereof subject to LESSEE's reasonable approval.

               4. RENT. LESSEE shall pay to LESSOR at its address set forth
                  ----
        below, the sum of $7.55 per square foot, as annual rent for 23,776 square feet of space identified on Exhibit A as Ground Floor rooms T17, T13, T15; first floor rooms T13, T14, T15, T16, T17, T18, T19, T20,
        T20A, T21, T22, T23, T24, T25, T26, T27, T28 and T29 and the sum of
        $4.50 per square foot, as annual rent, for 6,964 square feet of space identified as Ground Floor rooms T01, T1, T2, T3, T4, T5, T6, T7, T8, T9, T10, T11, T12, T16 and First Floor rooms T1, T2, T3, T4, T5, T7, T8, T9, T10 and T11, in equal monthly installments of $17,570.57 together with such other payments as may be required under the terms of this Agreement. Payments shall be made to LESSOR at:

                                   Ameritech
                         Attn: Rent - Accounts Payable
                          N17 W24300 Riverwood Drive
                                   3rd Floor
                              Waukesha, WI 53188

        in advance, on or before the first day of each month of the Lease Term, or any extension thereof. All rent shall be paid without demand and without any set-off, counterclaim, or deduction whatsoever. Notwithstanding the above, LESSEE shall have four months of rent-free occupancy. Payment of rentals shall begin 120 days after the commencement of the Lease term. No rent or additional rent shall be due for such period.


               5.  TAXES. LESSEE shall be responsible for all taxes assessed
                   -----
        against the Premises occupied by LESSEE.

               (a) Taxes. The term "Taxes" shall mean real estate taxes, taxes
                   -----
        based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by the LESSOR's income or profits, unless the same shall be imposed in lieu of real estate taxes and other ad valorem taxes), which may now or hereafter be levied or assessed against the land upon which the Building stands and upon the Building, hereinafter collectively known as "Real Property".

               Taxes shall also include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with said Real Property for the operation thereof.

               LESSOR and LESSEE understand that all property used and useful in the operation of LESSOR's business is exempt from all general real estate and personal property taxes pursuant to Sections 76.38(8) and 70.112(4), Wisconsin Statutes. Property rented by LESSEE under this Agreement does not share in this exemption. LESSOR shall promptly make application for assessment of the property rented by LESSEE for purposes of general real estate taxes.

          (b)  Statement of Taxes. Within sixty (60) days after the end of each
               ------------------
calendar year, LESSOR shall furnish to LESSEE a statement showing the taxes applicable to the Premises for the calendar year just ended. Each statement shall indicate the amount owing for the prior calendar year. Failure of LESSOR to furnish the statement within the time period shall not constitute a waiver of LESSEE's obligation to pay the additional rent due. LESSEE's responsibility to pay shall be deferred until the statement is furnished. LESSEE shall have the right to contest the amount of such taxes with the applicable taxing authority, provided that LESSEE shall reimburse LESSOR for all payments owing for the prior calendar year, pending the outcome of any contestation hearing.

          6. MAINTENANCE AND REPAIRS BY LESSOR. LESSOR shall, at LESSOR's
             ---------------------------------
expense, keep the roof and structural foundation walls in good tenantable condition. Except as provided in Section 10, LESSOR shall be responsible for painting and maintenance, of exterior, repairs to paved and stoned areas and fencing, all repairs and replacements which become necessary in the sanitary sewer, and replacement of broken windows and glass and windows and glass which are cracked and represent a safety hazard; provided, however, that if the repairs or replacements are due to misuse or negligence by LESSEE, LESSEE, shall reimburse LESSOR for all costs and expenses associated with the repair or replacement. LESSEE is required to replace any cracked or broken thermal-pane windows within 10 days of the time the window becomes cracked or broken if such window is cracked or broken due to LESSEE's misuse or negligence. LESSOR shall be responsible for all grounds maintenance and snow removal. LESSEE shall pay its annual pro-rata share of all water and sewer charges, electricity for common areas and grounds, landscape maintenance and snow removal costs based upon a percentage of total space occupied in the building. LESSEE's pro-rata share shall be 57% or such percentage as is determined by a final verification of the actual square footage in accordance with section 1. LESSOR shall provide LESSEE with a statement of such costs on June 1 of each year. LESSEE shall pay such costs within 30 days upon receipt of such notice.

          Notwithstanding the above, LESSOR agrees to remove a 20,000 gallon fuel storage tank on the property prior to LESSEE'S occupancy of the premises. LESSOR further agrees to assume all liability, clean up of any contamination and pay all costs associated with such removal.

          LESSOR and LESSEE further agree that LESSEE shall be solely responsible for all costs and liability associated with the installation of any above ground or underground fuel storage tank on the property or the premises for LESSEE's use. Any such installation by LESSEE shall be subject to all applicable local, state and federal laws and regulations. LESSEE shall also be responsible for maintaining such tank, including obtaining permits, and monitoring as required by law. LESSEE shall indemnify, defend, and save LESSOR, its officers, directors, agents, and employees from and against any and all claims, damages, liens, suits, losses and expenses, including attorneys's fees and costs, which may arise out of, or result from or occur in connection with the installation of such fuel tank and LESSEE's use of such tank.

          7. COMPLIANCE WITH LAWS AND ORDINANCES. The LESSOR represents and
             -----------------------------------
warrants and LESSEE agrees that the Building and Premises complies with all Federal, State and local laws and ordinances and safety and health standards and regulations, (including Title I of ADA for its present use) relating to the Premises, the Building and the Common Areas as of the commencement date of this lease. LESSEE shall be responsible for all work required with respect to compliance with all federal, state and local laws and ordinances and safety and health standards and regulations relating to its use of the Premises after the commencement date of this lease.

          8. UTILITIES AND SERVICES. LESSEE, as long as this Lease is in effect,
             ----------------------
shall furnish at its sole cost and expense: (provided that LESSOR has separated same from the LESSOR's use, the systems for LESSOR and LESSEE being entirely separated):

          (a) Air conditioning to provide a temperature and humidity condition required in LESSEE's judgement for comfortable occupancy of the Leased Premises.

          (b) All electricity for the premises necessary for lighting, equipment and accessories. All electricity for LESSEE's premises shall be separately metered. LESSOR shall pay the cost of installing a separate meter. LESSEE agrees, that at all times its use of electric current shall never exceed the capacity of the feeders to the building or the risers or wiring installation.

          (c)  All bulbs, ballast and starters used in the Premises.

          9.   FORCE MAJEURE. The LESSOR does not warrant that any of the
               -------------
services to be provided in this Agreement will be free from interruptions caused by war, insurrection, civil commotion, riots, acts of God or the enemy, governmental action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of the LESSOR to obtain fuel or supplies or any other cause or causes beyond the reasonable control of the LESSOR. Any such interruption of service shall never be deemed an eviction or disturbance of the LESSEE's use and possession of the Premises or any part thereof, or render the LESSOR liable to the LESSEE for damages, or relieve the LESSEE from performance of the LESSEE's obligations under this Lease. Notwithstanding any thing to the contrary contained in this contract, if any of the services provided for in this Agreement are interrupted and such interruption substantially impairs LESSEE's use of the Premises for a period in excess of seventy two (72) hours, the rent hereunder shall abate to the extent that the Premises are not usable for LESSEE's purposes under this Lease, from the date of interruption of the service until the service is restored. LESSOR shall use its best efforts to restore any of the services so interrupted as promptly as possible.

          10.  MAINTENANCE BY TENANT. LESSEE shall be responsible for washroom
               ---------------------
and house service maintenance, supplies and day-to-day janitor service for cleaning the interior of the Premises, including sweeping and washing of floors, carpet vacuuming, cleaning, and spot removal as required, dusting and emptying wastebaskets as required, and waxing floor surfaces and washing interior windows. LESSEE shall be responsible for replacement of bulbs and lamps used in the Premises, interior painting, any necessary repairs to wallcovering, replacement of carpeting, or any other leasehold improvements which LESSEE may deem desirable on the Premises during the term of this Lease unless such repairs should become necessary due to causes beyond LESSEE's control, normal wear and tear expected.

          LESSEE shall also be responsible for all maintenance and repairs and replacements which become necessary in the plumbing, heating, ventilating system, electrical system, doors, overhead doors and operators, maintenance of UPS system, turbine maintenance, and all mechanical equipment utilized by LESSEE provided LESSOR has separated said systems LESSEE and LESSOR understand that LESSOR shall be solely responsible for all maintenance, repairs, and replacements on the such systems utilized by LESSOR for the areas occupied by LESSOR.

          Notwithstanding the above, LESSOR reserves the right to periodically inspect, upon notice to LESSEE, all mechanical systems maintained by LESSEE to ensure that all mechanical systems are maintained in a satisfactory condition.

          11.  PARKING STALLS. LESSEE shall be allowed unreserved parking as
               --------------
available at the Building. Said parking may be utilized by LESSEE free of charge. If LESSOR deems it necessary, LESSOR reserves the right to designate parking at any time during the term of this lease or any renewals thereof.

          12.  CONDITION OF PREMISES. LESSEE's taking possession shall be
               ---------------------
conclusive evidence that the Premises were in good order and satisfactory condition when LESSEE took possession. No promise of LESSOR to alter, remodel, decorate, clean or improve the Premises or Building and no further representation respecting the condition of the Premises has been made by LESSOR to LESSEE, unless the same is contained in or made a part of this agreement.

          13.  [RESERVED]
               ----------

          14.  ALTERATIONS. LESSEE shall be permitted without the consent of the
               -----------
LESSOR, to make any alterations in or additions to the Premises which are normal and ordinary for its data center use, provided that such changes or alterations do not have a materially adverse impact upon the LESSOR's use of the remaining property. LESSEE shall not make any other alterations in or additions to the Premises without LESSOR's prior written consent, which consent shall not be unreasonably withheld, provided that such consent shall be at the sole and unrestricted option of LESSOR if such changes or alterations would have a materially adverse impact upon the LESSOR's use of the remaining property. If LESSOR consents to such alterations or additions before the commencement of the work or delivery of the materials into the Premises or Building, LESSEE shall furnish LESSOR for approval:

          (a)  3 duplicate sets of plans and specifications;

          (b)  names and addresses of contractors;

          (c)  copies of all contracts;

          (d)  necessary permits;

          (e) indemnification from LESSEE that LESSEE will be responsible for the costs of the work to the Premises made by or at the direction of LESSEE.

          (f) certificates of insurance from all contractors performing labor or furnishing materials, insurance against any and all claims, costs, damages, liabilities and expense which may arise in connection with the alterations or additions in amount satisfactory to LESSOR and naming LESSOR as an additional insured party.

Notwithstanding the above, in the event LESSEE provides to Landlord its plans and specifications for the initial work to be done to the Premises, the LESSOR shall provide its approval thereof not later than 10 days upon receipt of such plans and specifications (Time is of the essence).

          Whether LESSEE furnished LESSOR the foregoing or not, LESSEE hereby agrees to hold LESSOR and its respective agents and employees harmless from any and all liabilities of every kind or description which may arise out of or be connected in any way with said alterations or additions, unless such work is performed by or under the direction of LESSOR. With respect to any mechanic's lien filed against the Premises or Building, for work claimed to have been furnished to LESSEE, LESSEE shall either discharge such lien record within ten
(10) days thereafter, at LESSEE's expense, or shall post a surety bond or other security with LESSOR in form and amount reasonably satisfactory to LESSOR. Upon completing any alterations or additions, LESSEE shall furnish LESSOR with contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All alterations and additions shall comply with LESSOR's instructions, any insurance requirements, and with all statutes, regulations, or municipal ordinances. All alterations and additions shall comply with LESSOR's instructions, any insurance requirements, and with all statutes, regulations, or municipal ordinances. All alterations and additions shall be constructed in a good and workmanlike manner with new materials of good grade and are subject to inspection and approval by LESSOR.

          Upon the expiration of or other termination of the Lease Term or extensions thereof, LESSEE shall quit and surrender to LESSOR the Premises in good order and condition as provided in this Lease, ordinary wear and tear excepted, and LESSEE shall remove all of its property. All permanent attachments and fixtures, except only office furniture or equipment, in or upon the Premises, whether placed there by LESSEE or by LESSOR, shall, become LESSOR's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to LESSEE.

It is understood that Tenant will remove the hardware of its security and communications systems, but the wiring will remain upon the premises.

          The following items of decorating are deemed approved by LESSOR, provided that the requirements set forth in this Agreement are observed: Items, the weight of which do not exceed the carrying capacity of the wall, such as magazine racks, hat racks (but not coat racks), clocks, pictures, shelving, blackboards and bulletin boards, may be hung using proper equipment and procedures. In the case of installation of items which may exceed the carrying capacity of the wall, LESSOR shall be consulted for proper methods of installation and its approval shall be obtained prior to any such installation. Nothing herein shall be deemed an approval of any work done by LESSEE which affects the electrical, heating, ventilating and air conditioning systems., without LESSOR's prior consent, which consent shall not be unreasonably withheld.

          LESSOR's pre-approval as set forth above shall not relieve LESSEE from its obligation, upon the request of LESSOR, to remove such installation and restore the Premises to their original condition.

          15. ACCESS TO PREMISES. LESSEE shall permit LESSOR to erect, use and
              ------------------
maintain pipes, ducts, wiring and conduits in and through the Premises. LESSOR or LESSOR's agents shall upon reasonable prior notice (except in the case of emergencies) have the right to enter upon the Premises, to inspect the same, and to make such decorations, repairs, alterations, improvements or additions to the Premises or Building as LESSOR may deem necessary or desirable, and LESSOR shall be allowed to take all material into and upon the Premises that may be required without the same constituting an eviction of LESSEE in whole or in part and the rent reserved shall in no way abate (except as provided in Paragraph 9) while said decorations, repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of LESSEE, or otherwise, provided that LESSOR shall not unreasonably interfere or interrupt LESSEE's business.

          If LESSEE shall not be personally present to open and permit entry into the Premises, at any time, when for any reason an entry shall be deemed reasonably necessary by LESSOR, LESSOR or LESSOR's agents may enter the same by a pass key of forcibly, without rendering LESSOR or its agents liable (if during entry LESSOR or LESSOR's agents shall accord reasonable care to LESSEE's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon LESSOR any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Premises or Building, other than as provided in this Agreement.

          LESSOR shall also have the right any time, without the same constituting an actual or constructive eviction and without incurring any liability to LESSEE, to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such acts of LESSOR shall not substantially disturb the rights of LESSEE granted hereunder.

          LESSOR shall not be liable to LESSEE for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley.

          16. LESSEE'S ACCESS TO BUILDING. At all times LESSEE shall cooperate
              ---------------------------
with LESSOR in enforcing, and shall abide by, any and all reasonable security procedures, measures, and regulations deemed to be necessary or desirable by LESSOR. LESSEE, its agents, employees and invitees shall have access only to the Premises and those portions of the building designated by LESSOR.

          17. DAMAGE BY FIRE OR OTHER CASUALTY. If the Premises or Building are,
              --------------------------------
in the sole judgement of LESSOR, made untenantable by fire or other casualty, LESSOR shall elect by written notice to LESSEE within sixty (60) days after the date of the fire or casualty:

          (a) to terminate this lease as of the date of the fire or casualty (which option may be exercised only if the Premises cannot be restored or repaired within ninety (90) days after the date of the damage, and further provided that such damage exceeds twenty (20%) of the Premises, or

          (b) proceed to repair, restore or rehabilitate the Building or the Premises to a reasonably tenantable condition, no later than ninety (90) days from the date of the fire or casualty, in which event this Lease shall not terminate. However, if the Premises cannot be repaired, restored or rehabilitated within 90 days of a fire or other casualty, or if such Premises are not repaired and restored within said 90 day period, LESSEE may terminate this Lease by written notice to LESSOR.

          In the event this Lease is not terminated pursuant to this section, Rent and additional rent shall abate on a daily basis during the period of untenantability. In the event of the termination of this Lease pursuant to this section, Rent and additional rent shall be apportioned on a daily basis and paid to the date of the fire or other casualty.

          In the event that the Premises are partially damaged by fire or other casualty but are not, in the judgement of LESSOR, made wholly untenantable, then LESSOR shall, except during the last year of the Lease Term or most recently exercised option, if any, proceed with all due diligence to repair and restore the Premises and the Rent and additional rent shall be adjusted according to the rental area still tenantable during the period of untenantability.

          If a portion of the Premises are made untenantable as discussed above during the last year of the Lease Term or most recently exercised option, if any, LESSOR or LESSEE shall have the right to terminate this Lease as of the date of the fire or other casualty by giving written notice thereof to the other within thirty (30) days after notice of the fire or other casualty is given by either party, in which event the Rent and Additional Rent shall be apportioned on a daily basis and paid to the date of the fire or other casualty.

          18.  CONDEMNATION.  If all or a substantial part of the Building, in
               ------------
the judgement of LESSOR, or the whole of the Premises, shall be lawfully taken or condemned for any public or quasi-public use or purpose, the term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. LESSEE hereby assigns to LESSOR, LESSEE's interest in any award. Rent and Additional Rent shall be apportioned as of the date of such termination. No money or other consideration shall be payable by LESSOR to LESSEE for the right of cancellation award or in any judgement for damages caused by a change of grade. LESSEE shall have the right to petition for any of its separate damages provided such petition will in no way decrease the amount of the condemnation award given to LESSOR.

          If only a part of the Premises shall be taken or condemned for any public or quasi-public use or purpose, this Lease shall be unaffected by such taking, except that if the remaining area of the Premises after a partial taking shall not be reasonably sufficient for LESSEE to continue feasible operation of its business, as determined by LESSEE in its reasonable discretion, LESSEE may terminate this Lease as of the date of actual taking by giving LESSOR notice to such affect within thirty (30) days after notice of such taking or proposed taking is given by LESSOR to LESSEE. The Rent and Additional Rent shall be prorated and adjusted as of the termination date. Upon a partial taking and this Lease continuing in force as to any part of the Premises, the Rent and Additional Rent shall be adjusted according to the rentable area remaining.

          19.  WAIVER OF CLAIMS AND SUBROGATION.  LESSEE hereby releases LESSOR
               --------------------------------
from any and all liability or responsibility to LESSEE or anyone claiming through or under it by way of subrogation or otherwise for any loss or damage to the Building and Premises, or to the contents of or personal property located in the Building or Premises caused by fire, theft, water or any other casualty, whether or not said loss or damage may have been the result of the negligence of LESSOR, its agents or employees, other lessees or persons or the result of any other cause. LESSEE agrees to obtain whatever personal property or contents insurance is sufficient or appropriate to protect its property against all of the foregoing losses or damage, including but not limited to fire insurance, with extended coverage, vandalism and malicious mischief, theft and mysterious disappearance endorsements and water and sprinkler damage insurance, LESSEE shall deposit with LESSOR the appropriate policy or certificate evidencing the existence of such insurance, LESSEE agrees to have any and all such insurance coverage or any and all material damage insurance which may be carried endorsed with the following subrogation clause: "This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein."

LESSOR hereby releases LESSEE from any and all liability or responsibility to LESSOR or anyone claiming through or under it by way of subrogation or otherwise for any loss or damage to the building and premises or to the contents of or personal property located in the building and premises caused by fire, theft, water or any other casualty whether or not said loss or damage may have been the result of negligence of LESSEE, its agents, or employees, other Lessees or persons or the result of any other cause LESSOR shall obtain the same endorsement as provided above.

          The foregoing release of liability and waiver of the right of subrogation shall not be operative in any case where the effect is to invalidate insurance coverage.

          20.  INDEMNIFICATION.  Except for occurrences due to LESSOR's
               ---------------
negligence, or wilful conduct, LESSEE agrees to indemnify, defend and save LESSOR, its officers, directors, agents, and employees from and against any and all claims, damages, liens, suits, losses and expenses, including actual attorneys' fees and costs, of any sort, whether for injuries to or death of any persons, for damage to property, including the property or services of LESSOR, that arise out of, result from or occur in connection with the performance of this Lease by LESSEE, the conduct or management of the business conducted by LESSEE in the Premises, LESSEE's occupancy of the Premises, or from any breach or default on the part of LESSEE in the performance of any covenant or agreement to be performed by LESSEE pursuant to the terms of this Lease, or from any action or inaction of LESSEE, its agents, contractors, servants, employees, sublessees, concessionaires or licensees in or about the Premises and Building. In the event the foregoing indemnities are void or in any respect restricted by law, LESSEE shall nevertheless indemnify, defend, and save the named indemnities harmless to the maximum extent permitted by law. If LESSEE fails to defend, and was required to do so, LESSOR may provide its own defense and LESSEE shall pay upon demand all of LESSOR's costs, charges and expenses, including reasonable attorneys' fees, and interest. The covenants of this Section shall survive and be enforceable and shall continue in full force and effect for the benefit of LESSOR and its subsequent transferees, successors and assigns throughout the term of this Lease and any renewal periods thereof, provided that indemnification with regard to any matter involving hazardous or toxic substances or materials shall survive the expiration or termination of this Lease.

          21.  ASSIGNMENT AND SUBLETTING.  LESSEE shall not, without the prior
               --------------------------
written consent of LESSOR, which consent shall not be unreasonably withheld or delayed, except that such consent shall be at the sole and unrestricted option of LESSOR in the event that any of the following would have a materially adverse impact upon the Landlord's use of the remaining property:

          (a)  assign this Lease or any interest hereunder;

          (b)  permit any assignment of this Lease by operation of law;

          (c)  sublet the Premises or any part thereof; or

          (d) permit the use of the Premises by any parties other than LESSEE, its agents and employees.

Upon any permitted assignment or subletting, LESSEE shall remain liable for the payment of rent and all other obligations of LESSEE in the absence of a release by LESSOR.

Notwithstanding the foregoing, the LESSEE may assign this Lease or sublet the Premises to an entity affiliated with LESSEE without the consent of the LESSOR.


          22.  CERTAIN RIGHTS RESERVED TO LESSOR. LESSOR reserves and may
               ----------------------------------
without restriction exercise the following privileges without affecting LESSEE's obligations under this Agreement:

          (a) at reasonable times to show the same to prospective lessees or purchasers, provided that the entry does not unreasonably interfere with the conduct and operation of LESSEE's business and reasonable prior notice is provided;

          (b)  [Reserved];

          (c) to retain at all times pass keys to the Premises. LESSEE shall not place any additional locks on any doors of the Premises, nor shall LESSEE make additional keys to existing locks, without the written consent of the LESSOR; which consent shall not be unreasonably withheld.

          (d) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or building as may be reasonably necessary or desirable in LESSOR's sole opinion, for the safety, protection or preservation of the Premises or Building, or LESSOR's interests, or as may be reasonably necessary or desirable in the operation of the Building including without limitation the rights to perform periodic environmental inspections and audits of the Premises or Building; to conduct surveys of air, soil and water quality; to obtain and review any appropriate documents or records of LESSEE applicable to the actual or apparent presence of potentially hazardous substances or materials on or about the Premises; and to submit findings of hazardous or toxic contaminants to governmental agencies charged with monitoring environmental health and safety;

          (e)  [Reserved];

          (f) to issue, from time to time, reasonable written rules and regulations, including amendments applicable to the Building and Premises.

          23.  RULES AND REGULATIONS.  LESSOR has adopted the following rules
               ---------------------
and regulations:

          (a) The LESSEE shall not advertise the business, profession or activities of the LESSEE conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purpose other than that of business address of the LESSEE, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the LESSOR's express consent in writing.

          (b) the LESSEE shall not obstruct, or use for storage, or for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways of the Building;

          (c) no bicycle or other vehicle and no dog or other animal or bird shall be brought or permitted to be in the Building or any part thereof;

          (d) the LESSEE shall not make or permit any noise or odor that is objectionable to other occupants of the Building to emanate from the Premises, and shall not create or maintain a nuisance thereon, and shall not disturb, solicit or canvass any occupant of the Building, and shall not do any act tending to injure the reputation of the Building;

          (e) the LESSEE shall not install any musical instrument or equipment in the Building or any antenna, aerial wires or other equipment inside or outside the Building, without, in each and every instance, prior approval in writing by the LESSOR. The use thereof, if permitted, shall be subject to control by the LESSOR to the end that others shall not be disturbed;

          (f) the LESSEE shall not waste or permit the waste of water by tying, wedging or otherwise fastening open, any faucet; without the consent of the LESSOR;

          (g) no additional locks or similar devices shall be attached to any door and no keys for any door other than those provided by the LESSOR shall be made, except as approved by LESSOR. LESSEE shall notify LESSOR of the number of keys needed by LESSEE. Upon termination of this Lease or of the LESSEE's possession, the LESSEE shall surrender all keys of the Premises and shall make known to the LESSOR the explanation of all combination locks on safes, cabinets and vaults;

          (h) the LESSEE shall be responsible for the locking of doors in and to the Premises.

          (i) If the LESSEE desires telegraphic, telephonic, burglar alarm or signal service, LESSEE shall be solely responsible for all costs, and the LESSOR will, upon request, direct where and how connections and all wiring for such service shall be introduced and run. Without such directions, no boring, cutting installation of wiring or cables is permitted;

          (j) shades, draperies or other forms of inside window covering must be of such shape, color and material as approved by the LESSOR;

          (k) the LESSEE shall not overload any floor. Safes, furniture and all large articles shall be brought through the Building and into the Premises at such times and in such manner as the LESSOR shall direct and at the LESSEE's sole risk and responsibility. The LESSEE shall list all furniture, equipment and similar articles to be removed from the Building, and the list must be approved by LESSOR before LESSOR will permit any article to be removed;

          (l) unless the LESSOR gives advance written consent in each and every instance, the LESSEE shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein, (except microwave use by employees,) or use any illumination other than electric light, or use or permit to be brought into the Building any flammable oils or fluids such as gasoline, kerosene, naphtha or benzene, or any explosive or other articles hazardous to persons or property, or cause or permit to be manufactured, processed, altered, handled, placed, treated, held, located, stored or disposed at or otherwise transferred or introduced to the Premises any solid or liquid substance, material or waste which is classified as toxic or hazardous for purposes of any federal, state or local laws, orders or judicial decrees, except in accordance with applicable law. LESSEE shall be solely responsible for notifying LESSOR of all activities and uses occurring on the Premises during the term of LESSEE's occupancy, of which LESSEE has or actual knowledge, which are not in compliance with applicable jurisdictional authorities' regulations relating to hazardous materials, including without limitation the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Premises of any toxic, hazardous or intrinsically dangerous waste, material or substance, regardless of whether or not caused by, or within the control of LESSEE; the LESSEE may install vending machines approved by LESSOR in areas to be approved by LESSOR;

          (m) the LESSEE shall not place or allow anything to be against or near the glass of partitions, doors or windows of the Premises which may diminish the light in, or be unsightly from the exterior of the Building, public halls or corridors;

          (n) in addition to all other liabilities for breach of any covenant of this Section, including without limitation any and all covenants relating to hazardous materials, the LESSEE shall pay to the LESSOR all damages caused by such breach; cure and correct any noncompliance with applicable governmental regulations; perform any and all required environmental or other remedial actions stipulated by authorized civil, judicial or governmental agencies made necessary because of contamination caused by LESSEE; and shall also pay to the LESSOR as additional rent an amount equal to any increase in insurance premium or premiums caused by such breach. Any violation of this Section may be restrained by injunction subject to any defense of LESSEE which may be imposed by law. The LESSEE shall be liable to the LESSOR for all damages resulting from violation of any of the provisions in this Section. The LESSOR shall have the right to make such reasonable rules and regulations as the LESSOR or its agent may from time to time adopt on such reasonable notice to be given as the LESSOR may select.

          Nothing in this Lease shall be construed to impose upon the LESSOR any duty or obligation to enforce provisions of this Section or any rules and regulations hereafter adopted, or the terms, covenants or conditions of any other lease against any other LESSEE, and the LESSOR shall not be liable to the LESSEE for violation of the same by any other LESSEE, its servants, employees, agents, visitors or licensees, except LESSOR shall also be bound by said rules and regulations and LESSOR shall enforce same in a nondiscriminatory manner.

          24.  HOLDING OVER. If LESSEE retains possession of the Premises or
               ------------
any part thereof after the termination of the Lease Term or any extension, by lapse of time or otherwise, which is consented to by the LESSOR, such holdover shall not be on any basis but a month to month basis upon the same terms and conditions as provided during the preceding month. If the LESSEE retains possession of the Premises or any part thereof after the termination of the Lease term or any extension, by lapse of time or otherwise without the consent of the LESSOR, in addition to its rights and remedies provided by law, the monthly rent shall automatically be increased to 200% of the Rent and additional rent in effect for the month immediately preceding the commencement of the holding over, determined on a daily basis. The provisions of this section do not exclude LESSOR's rights of re-entry or any other right or remedy provided in this Agreement or allowed by law.

          25.  LESSOR'S REMEDIES. All rights and remedies of LESSOR herein
               -----------------
enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

          (a) If any involuntary action or proceeding under any sections or sections of any bankruptcy or debtor relief act in any court or tribunal shall adjudge or declare LESSEE insolvent or unable to pay LESSEE's debts, or if any voluntary petition or similar proceeding under any section or sections of any bankruptcy or debtor relief act shall be filed by LESSEE in any court or tribunal to declare LESSEE insolvent or unable to pay LESSEE's debts, then any such event shall be deemed to constitute and shall be construed as a repudiation by LESSEE of LESSEE's obligations hereunder and shall cause this Lease to be automatically cancelled and terminated without thereby releasing LESSEE; and upon such termination LESSOR shall have the immediate right to re-enter the Premises and to remove all persons and property therefrom and this Lease shall not be treated as an asset of LESSEE's estate and neither LESSEE nor anyone claiming by, through or under LESSEE by virtue of any law or any order of any court shall be entitled to the possession of the Premises or to remain in the possession thereof. Upon such termination of this Lease, and notwithstanding any other provisions of this Lease, LESSOR shall forthwith be entitled to recover damages in the maximum amount provided by law. To the extent this subsection is restricted or void under any law, LESSOR and LESSEE agree that it shall be enforceable to the maximum extent permitted by law.

          (b) All rent shall be paid in advance on or before the first day of each month of the Lease Term. All rent shall be paid without demand and without any set-off, counterclaim or deduction whatsoever. If LESSEE fails to pay the rent as specified above within ten (10) days, LESSEE shall be considered in default. If LESSEE defaults in the payment of rent, and LESSEE does not cure the default within five (5) days upon receipt of written demand for payment of the rent, or If LESSEE defaults in the prompt and full performance of any other provisions of this Lease and LESSEE does not cure the default within thirty (30) days upon receipt of written notice (unless the default involves a hazardous condition, which shall be cured forthwith if reasonably possible), or if the leasehold interest of LESSEE is levied upon under execution or is attached by process of law, or if LESSEE makes an assignment for the benefit of creditors or admits its inability to pay its debts, the LESSOR may pursue any or all remedies as may be available to it under this Lease, with or without process of law, or in law or at equity for any such default and LESSEE shall be liable for any damage resulting from such default.

          (c) In the event that the LESSEE's business operations conducted on the Premises are hazardous or disruptive to the business operations conducted by LESSOR on the Premises to the extent that LESSOR is unable to conduct its business on the Premises, the LESSEE shall have 30 days in which to cure such hazard or disruption to the reasonable satisfaction of LESSOR. LESSEE's failure to eliminate the hazard or disruption within 30 days shall be deemed a material breach of this lease, and LESSOR shall have the right to terminate same on 30 days written notice, except that, notwithstanding anything in this Section to the contrary, LESSOR shall have the right to seek immediate equitable relief to restrain and enjoin the LESSEE from any activities which are classified as hazardous for purposes of any federal, state or local environmental law, regulation or judicial decree or which jeopardize the telecommunications switching operations conducted by LESSOR.

          (d) Upon any termination of this Lease, whether by lapse of time or otherwise, LESSEE shall surrender possession and vacate the Premises immediately, and deliver possession to LESSOR.

          (e) If LESSOR elects to terminate LESSEE's right of possession only, without terminating this Lease, LESSOR may take and hold possession of the Premises as provided in Subsection (c) of this Section, and such entry and possession shall not terminate this Lease or release LESSEE, in whole or in part, from LESSEE's obligation to pay the rent for the full Lease Term or any renewal term, as applicable.

          (f) If, upon LESSEE's default, LESSOR elects to terminate this Lease and LESSEE's right to possession of the Premises, LESSOR shall be entitled to recover all damages provided at law.

          (g) Any and all property which may be removed from the Premises by LESSOR pursuant to the authority of this Lease or of law, to which LESSEE is or may be entitled, may be handled, removed or stored by LESSOR at the risk, cost and expense of LESSEE, and LESSOR shall in no event be responsible for the value, preservation or safekeeping thereof. LESSEE shall pay to LESSOR, upon demand, any and all expenses incurred in the removal and all storage charges against property so long as the same shall be in LESSOR's possession or under LESSOR's control.

          (h) In the event LESSOR prevails in any legal action to enforce the terms of this Lease, LESSEE shall pay upon demand all of the LESSOR's costs, charges and expenses, including attorneys' fees, plus interest. In the event LESSEE prevails in any legal action to enforce the terms of this Lease, LESSOR shall pay upon demand all of LESSEE's costs, charges and expenses, including attorneys' fees, plus interest.

          26. [Reserved]

          27. ESTOPPEL CERTIFICATE AND SUCCESSOR IN INTEREST. Within ten
              ----------------------------------------------
business (10) days after demand in writing by LESSOR in connection with any potential sale or refinancing of the Building or portion thereof or pursuant to a request from any of LESSOR's mortgagees or other financial source, LESSEE shall deliver to LESSOR or third party designated by LESSOR, a certificate in recordable form, stating (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by LESSEE, and the current status of rental payments. The delivery of such statement shall constitute an irrevocable waiver of all claims of whatever nature by LESSEE against LESSOR arising out of or in any way connected with this Lease.

          28. NOTICES. Any notice, statement or demand required or permitted
              -------
under this Lease shall be given in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, and addressed to the party for whom intended. This procedure shall also apply to notices of change of address.

LESSOR:        Ameritech
               Attention: Gerald A. Friederichs
               N17 W24300 Riverwood Drive
               Waukesha, WI 53188

LESSEE:        M&I Data Services, Inc.
               Attn: Donald Layden
               770 N. Water Street
               Milwaukee, WI 53202

          29. PUBLIC LIABILITY COVERAGE AND OTHER INSURANCE. LESSEE agrees, upon
              ---------------------------------------------
acceptance of the Premises, to pay the premiums for public liability insurance (including liability under the safe place statute) insuring LESSEE in at least the following amounts: one million dollars ($1,000,000.00) for injuries to any one person, one million dollars ($1,000,000.00) for any one accident and one million dollars ($1,000,000.00) for property damage. LESSEE shall deposit with LESSOR the appropriate policy or certificate evidencing the existence of insurance. All insurance shall contain an endorsement providing that the insurance may not be cancelled or materially altered without thirty (30) days prior written notice to LESSOR from the insurance company sent by certified mail. LESSOR will accept blanket, umbrella or other coverage equivalent to the foregoing. The limits of LESSEE's insurance coverage or any evidence of such coverage shall in no manner limit or otherwise alter LESSEE's responsibilities or obligations under this Lease.

          30. REGULATIONS AND LAWS. LESSEE shall consistently and fully observe
              --------------------
and comply with any and all laws, statutes, ordinances and regulations, federal, state, county or municipal, now or hereafter in force, applicable to the Premises, relating to its use and occupancy or to the making of repairs, or of changes, alterations or improvements made by LESSEE, ordinary or extraordinary, including without limitation any applicable regulations pertaining to environmental health and safety, or imposing standards of conduct or liability for the management of hazardous materials. LESSEE also covenants to comply with any and all rules and regulations applicable to expense, procurement and maintenance of each and every permit, license, certificate or other authorization and any renewals, extensions or continuances of the same required in connection with the lawful and proper use of the Premises for LESSEE's business, and LESSEE further agrees to notify LESSOR of any and all actions, applications, statements, listings, filings, affidavits, pleadings, citations or depositions involving LESSEE, its agents or assigns which may be submitted to or issued by any civil or governmental agencies responsible for management of toxic or hazardous substances or materials. LESSEE shall pay all costs, expenses, claims, fines, penalties and damages imposed because of the failure of LESSEE to comply with this Section and agrees to indemnify LESSOR from all liability with reference thereto.

          LESSEE shall be solely liable for any and all injuries, losses, expenses, damages (compensatory, punitive or otherwise), fines, and counsel fees resulting from its operations conducted on the PREMISES, including injury to AMERITECH, its employees and/or third parties, and any and all damage to or destruction of other third parties' real or personal property, and LESSEE further agrees to defend, indemnify and hold AMERITECH, INC. harmless from or against any liability arising from or out of any and all such claims for injuries, losses, expenses, penalties, fines, or damages, provided such claims were caused by LESSEE, LESSEE's invitees, or those entering by, under or thru LESSEE or LESSEE's invitees. This indemnification shall require LESSEE to defend, indemnify and hold AMERITECH harmless for any actions related to environmental contamination, the release or threatened release of any hazardous substance or contaminant into the environment, or any remedial action or removal of such substances or contaminants from the PREMISES that may be required by any person or governmental entity, provided that such contamination was caused by the LESSEE, LESSEE's invitees, or those entering by, under or thru LESSEE or LESSEE's invitees. Notwithstanding the foregoing, LESSEE's obligation hereunder will not apply where LESSOR is negligent or otherwise at fault.

          31. REINSTATEMENT AND WAIVER. No receipt of money by LESSOR from
              ------------------------
LESSEE after the termination of this Lease or after the service of any notice after the commencement of any suit, or after final judgement for possession of the Premises shall reinstate, continue or extend the Lease Term or affect any such notice demand or suit. No waiver of any default of LESSEE hereunder shall be implied from any omission by the LESSOR to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only from the time and to the extent therein stated.

          32. EARLY OCCUPANCY. If LESSEE shall occupy the Premises prior to the
              ---------------
commencement date of the Lease Term with LESSOR's consent, all the provisions of this Lease shall be in full force and effect as soon as LESSEE occupies the Premises, except that all rent and additional rent shall not commence for 120 days after the effective date of the lease.

          33. LESSOR'S RIGHT TO PERFORM LESSEE'S DUTIES. If LESSEE fails timely
              ------------------------------------------
to perform any of its duties under this Lease, LESSOR shall have the right (but not the obligation), after the expiration of any grace period elsewhere under this Lease expressly granted to LESSEE for the performance of such duty, to perform such duty on behalf of and at the expense of LESSEE without further prior notice to LESSEE, and all sums expended or expenses incurred by LESSOR in performing such duty shall be deemed to be further Additional Rent under this Lease and shall be due and payable immediately upon demand by LESSOR.

          34. TITLE. LESSOR's title is and always shall be paramount to the
              -----
title of LESSEE, and nothing herein contained shall empower LESSEE to do any act which shall or may encumber such title.

          35. QUIET ENJOYMENT. LESSOR covenants that so long as LESSEE shall
              ---------------
duly perform and observe all obligations herein assumed by it, LESSEE shall at all times during the term of this Lease and any extensions peaceably and quietly have, hold and enjoy the Premises free from let of hindrance by LESSOR or any party claiming by, through or under LESSOR, subject to any limitations on such rights contained in this Lease.

          36. ENTIRE AGREEMENT. This Lease and attached Exhibit A contain the
              ----------------
entire agreement between LESSOR and LESSEE concerning the Premises and there are no other agreements, either oral or written.

          37. BINDING EFFECT. Each provision hereof shall extend to and shall,
              --------------
as the case may require, bind and inure to the benefit of LESSOR and LESSEE and their respective heirs, legal representatives, successors and assigns in the event this Lease has been assigned with the express written consent of LESSOR or if such consent is not necessary.

          38. INTEREST. All amounts (unless otherwise provided, and other than
              --------
the Rent and Additional Rent, which shall be due and payable as provided) owed by LESSEE to LESSOR under this Agreement shall be paid within thirty (30) days from the date LESSOR renders a statement. All amounts (Including Rent and Additional Rent) shall bear interest from the date due until the date paid at the greater of the rate of twelve (12%) percent per annum or such other maximum rate as shall be permitted by law.

          39. CAPTIONS. The captions in this Lease are inserted only as matter
              --------
of convenience and for reference, and in no way define or limit the scope or intent of the various provisions, terms or conditions hereof.

          40. GOVERNING LAW. The laws of the State of Wisconsin shall govern the
              -------------
validity, performance and enforcement of this Lease.

          41. SEVERABILITY OF PROVISIONS. If any term, covenant or condition
              --------------------------
of this Lease or the application to any person or party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons, parties or circumstances other that those held invalid or unenforceable, shall not be affected and each term, covenant or condition of this Lease shall be valid and be enforced to the maximum extent permitted by law.

          IN WITNESS WHEREOF, the parties have executed this Lease in duplicate original on the day and year indicated below.


LESSOR:                                     AMERITECH

                                            By: /s/ Bronson J. Haase
                                                -------------------------------
                                                Bronson J. Haase

Date: March 25, 1994                        Its Ameritech President - Wisconsin
      --------------                            -------------------------------

LESSEE:                                     M&I DATA SERVICES, INC.
                                            -----------------------------------
                                            By: /s/ Michael D. Hayford
                                                -------------------------------
                                                Michael D. Hayford

Date: March 21, 1994                        Its Senior Vice President
      --------------                            -------------------------------

                                                              EXHIBIT 10.15(a)

                                   EXHIBITS

Exhibit A  Floor Plan

The above exhibits to this document has been omitted. The exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.